UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/20/2007

SHARPER IMAGE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
(Address of principal executive offices, including zip code)

(415) 445-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 20, 2007, Sharper Image Corporation (the "Company") entered into an amended and restated credit facility with Wells Fargo Retail Finance, LLC. The facility was amended to include a term loan of $20 million, collaterized by the appraised value of the Company's intellectual property. Of the $20 million term loan, $10 million was made immediately available, with the balance $10 million expected to be made available within 45 days, upon completion of the syndication. The term loan margin is set at LIBOR plus 4.50%. The term loan is repayable over a period of five years in monthly installments with a 1.00% early termination fee on the prepayment amount.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.                Description

10.1        Second Amended and Restated Loan and Security Agreement dated August 20, 2007 between the Company and Wells Fargo Retail Finance
99.1        Press release, dated August 20, 2007, announcing amendment to the Loan and Security Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: August 24, 2007	By:	/s/ Rebecca L. Roedell
Rebecca L. Roedell
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Second Amended and Restated Loan and Security Agreement dated August 20, 2007 between the Company and Wells Fargo Reatil Finance
EX-99.1	Press release dated August 20, 2007, announcing amendment to the Loan and Security Agreement